SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                 Date of Report
                 (Date of earliest
                 event reported):        December 14, 2001


                               FRESH BRANDS, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                        000-32825                     39-2019963
---------------                  -----------------           ------------------
(State or other                  (Commission File              (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                         -------------------------------
                         (Registrant's telephone number)

Item 5.   Other Events.
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          On December 14, 2001, Fresh Brands, Inc. completed a private placement of a total of 200,000 shares of its common stock for $3,300,000 (a per share price of $16.50) to two local investors identified in the Investment Agreement filed herewith as Exhibit 99.2. The 200,000 shares represent approximately 3.8% of the 5,239,174 shares of the company's stock outstanding after the sale. Fresh Brands will use the proceeds of the sale to reduce its existing debt and for general corporate purposes. The foregoing matters are further described in the press release issued by Fresh Brands, Inc. on December 14, 2001, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
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          (a)   Not applicable.

          (b)   Not applicable.

          (c)   Exhibits.  The following exhibits are being filed herewith:
                --------

                (99.1)  Press release of Fresh Brands, Inc. dated
                        December 14, 2001.

                (99.2) Investment Agreement by and between Fresh Brands, Inc. and each of the Purchasers named in Exhibit A thereto, dated as of December 14, 2001.



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
                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FRESH BRANDS, INC.



Date:  December 14, 2001              By: /s/ Armand C. Go
                                         -------------------------------------
                                         Armand C. Go
                                         Chief Financial Officer, Vice President
                                         Secretary and Treasurer


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

                               FRESH BRANDS, INC.

                   Exhibit Index to Current Report on Form 8-K
                             Dated December 14, 2001

Exhibit
Number                        Description
------                        -----------

(99.1)         Fresh Brands, Inc. press release dated December 14, 2001.

(99.2) Investment Agreement by and between Fresh Brands, Inc. and each of the Purchasers named in Exhibit A thereto, dated December 14, 2001.



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